UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 7, 2013

AECOM TECHNOLOGY CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-33447	61-1088522
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

555 South Flower Street, Suite 3700

Los Angeles, California  90071

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code  (213) 593-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

Term Credit Agreement

On June 7, 2013, AECOM Technology Corporation (the “Company”) entered into a Second Amended and Restated Credit Agreement (the “Term Credit Agreement”) with Bank of America, N.A. (“Bank of America”), as administrative agent and a lender, and the other lenders party thereto (collectively, the “Term Lenders”).  Pursuant to the Term Credit Agreement, the Company borrowed $750 million in term loans on the closing date and may borrow up to an additional $100 million in term loans upon request by the Company subject to certain conditions, including Company and lender approval. The Company used approximately $675 million of the proceeds of the loans to repay indebtedness under its prior term loan facility, approximately $72 million of the proceeds to pay down indebtedness under its revolving credit facility and other short term indebtedness and a portion of the proceeds to pay fees and expenses related to the Term Credit Agreement.

The loans under the Term Credit Agreement bear interest, at the Company’s option, at either the Base Rate (as defined in the Term Credit Agreement) plus an applicable margin or the Eurodollar Rate (as defined in the Term Credit Agreement) plus an applicable margin. The applicable margin for Base Rate loans is a range of 0.125% to 1.25% and the applicable margin for Eurodollar Rate loans is a range of 1.125% to 2.25%, both based on the debt-to-earnings leverage ratio of the Company at the end of each fiscal quarter. The initial interest rate of the loans borrowed on June 7 is the Eurodollar Rate plus 1.50%, or a total of 1.73%.

Payments of the initial principal amount outstanding under the Term Credit Agreement are required on an annual basis beginning on June 30, 2014. Any remaining principal of the loans under the Term Credit Agreement is due no later than June 7, 2018. Accrued interest is payable in arrears on a quarterly basis for Base Rate loans, and at the end of the applicable interest period (but at least every three months) for Eurodollar Rate loans. The Company may optionally prepay the loans at any time, without penalty.

The Term Credit Agreement contains customary covenants that have the effect of limiting under certain circumstances the ability of the Company and certain of its subsidiaries to, among other things, merge with other entities, enter into a transaction resulting in a change in control, create new liens, incur additional indebtedness, sell assets outside of the ordinary course of business, enter into transactions with affiliates, or substantially change the general nature of the business of the Company and its subsidiaries, taken as a whole. The Term Credit Agreement also requires the Company to maintain certain financial ratios.

The Company’s obligations under the Term Credit Agreement are guaranteed by certain of the Company’s subsidiaries pursuant to a subsidiary guaranty. The loans under the Term Credit Agreement are unsecured.

Events of default under the Term Credit Agreement are customary and include, but are not limited to, (i) non-payment of principal, interest or other amounts due under the Term Credit Agreement, (ii) the violation of terms, covenants, representations or warranties in the Term Credit Agreement or related loan documents, (iii) certain events of default under agreements governing certain indebtedness of the Company and its subsidiaries, (iv) certain events of bankruptcy, insolvency or liquidation involving the Company or certain subsidiaries, (v) final judgments in excess of 3.0% of the Company’s net worth and (vi) the occurrence of an ERISA Event (as defined in the Term Credit Agreement) in certain circumstances.

Amendment to Revolving Credit Agreement

In connection with the consummation of the Term Credit Agreement, on June 7, 2013 the Company entered into a Fourth Amendment (the “Fourth Amendment”) to the Third Amended and Restated Credit Agreement dated as of July 20, 2011 (as so amended, the “Revolving Credit Agreement”) with Bank of America, as administrative agent and a lender, and the other lenders party thereto (collectively, the “Revolving Lenders”).  The Fourth Amendment, among other things, conforms certain provisions in the Revolving Credit Agreement to the applicable provisions in the Term Credit Agreement, including with respect to (i) certain definitions, (ii) certain tax provisions and (iii) the inclusion of Material Minority Investments (as defined in the Revolving Credit Agreement) as a trigger for the leverage ratio step up provision contained in Section 7.11 of the Revolving Credit Agreement.

The descriptions set forth above are qualified in their entirety by the Term Credit Agreement and the Fourth Amendment, copies of which are filed as exhibits to this report and are incorporated by reference herein.

The Company and its affiliates maintain various commercial and service relationships with certain of the Term Lenders and Revolving Lenders and their affiliates in the ordinary course of business and certain of the Term Lenders and Revolving Lenders and their affiliates have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory or other services with the Company and its affiliates for which they have in the past and/or may in the future receive customary compensation and expense reimbursement.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is hereby incorporated into this Item 2.03 by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 10.1          Second Amended and Restated Credit Agreement, dated as of June 7, 2013, by and among AECOM Technology Corporation, Bank of America, N.A., as administrative agent and a lender, and the lenders party thereto.

Exhibit 10.2          Fourth Amendment to Third Amended and Restated Credit Agreement, dated as of June 7, 2013, by and among AECOM Technology Corporation, the subsidiaries party thereto, Bank of America, N.A., as administrative agent and a lender, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

AECOM TECHNOLOGY CORPORATION

Dated: June 13, 2013	By:	/s/ DAVID Y. GAN
David Y. Gan
Vice President, Assistant General Counsel

EXHIBIT INDEX

Exhibit

10.1        Second Amended and Restated Credit Agreement, dated as of June 7, 2013, by and among AECOM Technology Corporation, Bank of America, N.A., as administrative agent and a lender, and the lenders party thereto.

10.2        Fourth Amendment to Third Amended and Restated Credit Agreement, dated as of June 7, 2013, by and among AECOM Technology Corporation, the subsidiaries party thereto, Bank of America, N.A., as administrative agent and a lender, and the lenders party thereto.